UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following materials were provided to participants in the Farmers Bros. Co. Amended and Restated Employee Stock Ownership Plan (the “Plan”), held in the Farmer Bros. Co. Employee Stock Ownership Trust by GreatBanc Trust Company , as trustee of the Plan, in order to provide plan participants with procedural instructions regarding directing the trustee’s voting of shares held in the Plan.

MATERIALS FROM FARMER BROS. CO.

To:	Participants in the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan, held in the Farmer Bros. Co. Employee Stock Ownership Trust (the “Plan”)

Re:	The 2016 Annual Meeting of Stockholders of Farmer Bros. Co.

GreatBanc Trust Company serves as trustee under the Farmer Bros. Co. Employee Stock Ownership Trust (the “Trust”). As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of the Plan and the Trust) under the Plan, you have the right to direct GreatBanc Trust Company, as trustee, how to vote the shares of Farmer Bros. Co. common stock allocated to your Plan account. The Plan and Trust provide that the trustee will vote the shares for which voting instructions have not been received, as well as any unallocated shares, in the trustee’s sole discretion, which is a change from previous years.

The 2016 Annual Meeting of Stockholders of Farmer Bros. Co. (the “Company” or “Farmer Bros.”) will be held on December 8, 2016. The Company has prepared a solicitation of Company stockholders regarding the following purposes:

1.	To elect the Farmer Bros.’ nominees, Michael H. Keown, Charles F. Marcy and Christopher P. Mottern, as Class I directors to the Board of Directors (the “Board”) of the Company for a three-year term of office expiring at the Company’s 2019 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017;

3.	To hold an advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Enclosed please find materials including the Proxy Statement prepared by the Company. Please review these materials carefully before completing a voting instruction form, either GOLD or WHITE, as explained below. You will not be entitled to vote the Farmer Bros. shares allocated to your Plan account in person at the 2016 Annual Meeting of Stockholders and must return either a GOLD or WHITE form if you wish to vote your Plan shares.

If you wish to vote the shares allocated to your Plan account in favor of the Farmer Bros.’ nominees, you must complete, sign, date and return the enclosed GOLD voting instruction form or submit your voting instructions by telephone or Internet in accordance with the instructions set forth in the enclosed GOLD voting instruction form. If you wish to vote the shares allocated to your Plan account in favor of the Carol L. Waite Trust’s nominees, you must complete the WHITE voting instruction form that will be sent to you under separate cover.

Please note that a separate solicitation of stockholders (the “Save Farmer Bros. Solicitation”) has been prepared by the Carol L. Waite Trust, together with certain other individuals who joined the Carol L. Waite Trust in the Save Farmer Bros. Solicitation (collectively, “Save Farmer Bros.”). The undersigned trustee under separate cover will be sending you information regarding the Save Farmer Bros. Solicitation, including a Proxy Statement prepared by the Save Farmer Bros. Save Farmer Bros. has submitted a separate slate of three nominees to serve as directors of the Company. In order to instruct the trustee to vote for the Farmer Bros.’ nominees, you must follow the instructions set forth in the enclosed GOLD voting instruction form. In order to vote for the Save Farmer Bros. nominees, you must follow the instructions set forth in the WHITE voting instruction form that will be sent to you under separate cover. It is important that you understand that the latest dated voting instruction form received by the trustee will be the instruction form used by the trustee to vote the Company shares allocated to your account under the Plan.

The number of shares of Farmer Bros. Co. that you are eligible to vote is based on the balance of your Plan account on October 17, 2016, the record date for the determination of stockholders eligible to vote. Your instructions are confidential, will not be shared with the Company or any of its employees, directors, executives or representatives, or any member of Save Farmer Bros., and will be known only by GreatBanc Trust Company or its independent tabulation agent. We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote the shares of Farmer Bros. Co. allocated to your Plan account.

Please mark, sign and date the enclosed GOLD voting instruction form or the WHITE voting instruction form sent to you under separate cover in accordance with the instructions therein, and return it to our independent tabulation agent in the enclosed envelope or submit your voting instructions by telephone or Internet in accordance with the instructions set forth in the enclosed GOLD voting instruction form or the WHITE voting instruction form that will be sent to you under separate cover. We cannot give assurance that voting instruction forms received later than 5:00 p.m., Eastern Standard Time, on December 5, 2016 will be honored.

If you do not timely return either a GOLD or a WHITE voting instruction form or submit your voting instructions by telephone or Internet in accordance with the instructions set forth in the enclosed GOLD voting instruction form or the WHITE voting instruction form, then the shares held in your Plan account will be voted by the trustee in its sole discretion.

Your voting instruction form will be kept strictly confidential.

Very truly yours,

GREATBANC TRUST COMPANY AS TRUSTEE OF THE FARMER BROS. CO. EMPLOYEE STOCK OWNERSHIP TRUST